Exhibit 99

CBS CORPORATION REPORTS THIRD QUARTER 2017 RESULTS
Revenues of $3.2 Billion, Up 3%
Diluted EPS of $1.46, Up 36%; Adjusted Diluted EPS of $1.11, Up 6%

NEW YORK, November 2, 2017 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the third quarter of 2017, including record third-quarter adjusted diluted earnings per share (“EPS”).
“Our solid third-quarter results demonstrate the way we are shifting our business to capitalize on changing viewing habits,” said Leslie Moonves, Chairman and Chief Executive Officer, CBS Corporation. “To that point, during the quarter we saw dramatic growth in our affiliate and subscription fees, including revenue from traditional and skinny bundles as well as over-the-top viewing. Today we have more subscribers at CBS and at Showtime than we did a year ago, and best of all, newer digital platforms are resulting in more revenue per subscriber than traditional ones. So not only are we growing our subs, but we are growing our rates as well. Our over-the-top services had a particularly strong third quarter, thanks to the exciting launch of Star Trek: Discovery on CBS All Access and the Floyd Mayweather/Conor McGregor pay-per-view event on Showtime. Of course, premium content is also driving our success at the CBS Television Network, where we are once again #1 this season, with two of the top three new shows, including Young Sheldon, which premiered as the #1 show on television overall. In addition, for the first time, the majority of our upfront deals this fall are based on viewing over a seven day-period, which means that we are now beginning to monetize millions of viewers we were not getting credit for a year ago. So from our new OTT services to the monetization of delayed viewing, and from our burgeoning international business to rapid increases in retrans and reverse comp, we are just beginning to capitalize on significant growth areas for the future.”

Third Quarter 2017 Results
Revenues for the third quarter of 2017 increased 3% to $3.17 billion from $3.08 billion for the same prior-year period. Affiliate and subscription fee revenues were up 52%, led by Showtime Networks’ distribution of the Floyd Mayweather/Conor McGregor pay-per-view boxing event, 27% higher retransmission revenues and fees from CBS Television Network affiliated stations, and growth from new digital initiatives, including the Company’s owned streaming subscription services. Content licensing and distribution revenues were down 22%, mainly due to the timing of domestic television licensing sales. Advertising revenues decreased 5%, driven by lower political advertising sales.
Operating income decreased 2% to $707 million for the third quarter of 2017, which included lower-margin revenues from the pay-per-view boxing event, compared with $721 million for the third quarter of 2016, which included a larger volume of higher-margin political advertising and television licensing sales. Net earnings from continuing operations for the third quarter of 2017 decreased 10% to $418 million from $466 million for the same quarter last year, mainly as a result of the lower operating income as well as a one-time tax benefit of $47 million in the third quarter of 2016.
Net earnings for the third quarter of 2017 were $592 million, up from $478 million for the same quarter last year. Net earnings for the third quarter of 2017 included a noncash gain of $100 million, or $.25 per diluted share, in discontinued operations to increase the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom Communications Corp. (“Entercom”). CBS Radio is classified as held for sale and therefore, in accordance with accounting guidance, the carrying value is adjusted based on the trading price of Entercom’s stock, which will result in a gain or loss at the time of the closing of the transaction with Entercom. Adjusted net earnings for the third quarter of 2017 decreased 4% to $450 million from $467 million for the same prior-year period.
Diluted EPS from continuing operations for the third quarter of 2017 decreased 1% to $1.03 from $1.04 for the same quarter in 2016. Diluted EPS for the third quarter of 2017 was $1.46, which included the above-mentioned noncash gain at CBS Radio, compared with $1.07 for the prior-year period.
Adjusted diluted EPS increased 6% to $1.11 as a result of lower shares outstanding in the third quarter of 2017 from the Company’s ongoing share repurchase program. During the quarter, the Company repurchased 3.9 million of its shares for $250 million.
Details of the discrete items excluded from financial results, and reconciliations of adjusted results to their most directly comparable GAAP financial measures, are included at the end of this earnings release.

Free Cash Flow
For the third quarter of 2017, operating cash flow from continuing operations was $26 million, compared with an outflow of $22 million for the third quarter of 2016. For the first nine months of 2017, operating cash flow from continuing operations was $935 million, which included discretionary contributions of $100 million to prefund the Company’s qualified pension plans, compared with $1.12 billion for the first nine months of 2016, which included CBS’s broadcast of Super Bowl 50. Operating cash flow from continuing operations for 2017 benefited from higher affiliate and subscription fee revenues. Free cash flow was an outflow of $18 million for the third quarter of 2017 compared with an outflow of $64 million for the same prior-year period, and for the first nine months of the year, free cash flow was $823 million in 2017, which included the aforementioned pension contributions, compared with $1.01 billion in 2016.
Split-Off of CBS Radio Inc.
On October 19, 2017, the Company commenced an exchange offer for the split-off of its radio business, CBS Radio Inc., as part of its previously announced agreement to combine CBS Radio Inc. with Entercom in a merger. In the exchange offer, the Company’s stockholders will have the opportunity to exchange their shares of the Company’s Class B common stock for shares of CBS Radio common stock, which will be immediately converted into shares of Entercom common stock upon completion of the merger, which is subject to certain customary terms and conditions. The exchange offer is scheduled to expire on November 16, 2017, unless the exchange offer is extended or terminated. On November 1, 2017, the Department of Justice reached agreement with Entercom and CBS on a proposed consent decree and has approved the transaction on that basis, subject to final approval by a federal district court.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type; operating income (loss) excluding other operating items, net, by segment (“Segment Operating Income”); and depreciation and amortization by segment for the three and nine months ended September 30, 2017, and 2016.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Segment	2017	2016	2017	2016
Entertainment	$1,815	$1,949	$6,346	$6,483
Cable Networks	840	598	1,954	1,659
Publishing	228	226	595	558
Local Media	397	409	1,218	1,253
Corporate/Eliminations	(109)	(98)	(342)	(305)
Total Revenues	$3,171	$3,084	$9,771	$9,648

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Type	2017	2016	2017	2016
Advertising	$1,106	$1,162	$4,008	$4,492
Content licensing and distribution	860	1,108	2,761	2,780
Affiliate and subscription fees	1,145	753	2,835	2,208
Other	60	61	167	168
Total Revenues	$3,171	$3,084	$9,771	$9,648

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Segment Operating Income (Loss)	2017	2016	2017	2016
Entertainment	$345	$348	$1,089	$1,148
Cable Networks	294	285	795	740
Publishing	46	44	88	83
Local Media	105	122	355	402
Corporate	(83)	(78)	(247)	(245)
Adjusted Operating Income	707	721	2,080	2,128
Other operating items, net	—	—	—	9
Total Operating Income	$707	$721	$2,080	$2,137

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Depreciation and Amortization	2017	2016	2017	2016
Entertainment	$29	$28	$85	$88
Cable Networks	5	6	17	17
Publishing	2	1	5	4
Local Media	11	11	34	33
Corporate	8	8	25	26
Total Depreciation and Amortization	$55	$54	$166	$168

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Interactive, and CBS Films)
Entertainment revenues of $1.82 billion for the third quarter of 2017 decreased 7% from $1.95 billion for the same prior-year period. Affiliate and subscription fees grew 35%, driven by higher station affiliation fees and growth from new digital initiatives, including CBS All Access and third-party live television streaming offerings. Content licensing and distribution revenues declined 26%, mainly as a result of the timing of domestic television licensing sales, which was partially offset by growth in international licensing sales. Advertising revenues decreased 3% for the quarter, partly resulting from one fewer Thursday Night Football game broadcast on the CBS Television Network.
Entertainment operating income of $345 million for the third quarter of 2017 decreased 1% from $348 million, while the operating income margin expanded one percentage point, reflecting a mix of higher-margin revenues in 2017.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues of $840 million for the third quarter of 2017 increased 40% from $598 million for the same prior-year period, driven by the distribution of the Floyd Mayweather/Conor McGregor pay-per-view boxing event as well as growth from the Showtime digital streaming subscription offering. These increases were partially offset by the domestic licensing of Penny Dreadful in the third quarter of 2016.
Cable Networks operating income of $294 million for the third quarter of 2017 increased 3% from $285 million for the same prior-year period, reflecting the revenue growth, which was significantly offset by higher costs associated with the aforementioned pay-per-view boxing event.
Publishing (Simon & Schuster)
Publishing revenues of $228 million for the third quarter of 2017 grew 1% from $226 million for the same prior-year period. The increase was led by growth in print book sales and digital audio sales. Bestselling titles for the third quarter of 2017 included What Happened by Hillary Rodham Clinton and Sleeping Beauties by Stephen King and Owen King.
Publishing operating income of $46 million for the third quarter of 2017 increased 5% from $44 million for the same prior-year period, mainly reflecting the revenue growth.

Local Media (CBS Television Stations and CBS Local Digital Media)
Local Media revenues of $397 million for the third quarter of 2017 decreased 3% from $409 million for the same prior-year period, which benefited from strong political advertising sales. The decrease was partially offset by higher retransmission revenues.
Local Media operating income of $105 million for the third quarter of 2017 decreased 14% from $122 million for the same prior-year period, mainly due to a decline in high-margin political advertising sales.
Corporate
Corporate expenses of $83 million for the third quarter of 2017 increased 6% from $78 million for the same prior-year period, driven primarily by higher employee-related costs.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s content; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; the ability to achieve the separation of the Company’s radio business through a merger of CBS Radio Inc. with a subsidiary of Entercom Communications Corp. (“Entercom”) on the anticipated terms, which are subject to regulatory and Entercom stockholder approvals, an exchange offer and other customary closing conditions, and fluctuations in the market values of Entercom’s Class A common stock and the Company’s Class B common stock; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Important Notice
This earnings release is provided for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to sell or the solicitation of an offer to buy any securities. In connection with the separation of CBS Radio Inc. and combination of CBS Radio Inc. with Entercom (the “Transaction”), CBS Corporation filed with the SEC a Schedule TO, and CBS Radio Inc. filed with the SEC a registration statement on Form S-4 and Form S-1 containing a prospectus of CBS Radio Inc., in each case, relating to the exchange offer. Entercom has filed with the SEC a registration statement on Form S-4 relating to the Transaction, containing a prospectus of Entercom, and has also filed a proxy statement. Investors and security holders are urged to read these filings and any amendments or supplements thereto when they become available, as well as any other relevant documents, because they contain important information about CBS Corporation, CBS Radio Inc. and Entercom and the Transaction. These materials and other documents filed with the SEC may be obtained free of charge at the SEC’s website, www.sec.gov, and at CBS Corporation’s corporate website, www.cbscorporation.com.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and	Executive Vice President, Corporate Finance and
Chief Communications Officer	Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	David Bank
Executive Vice President of Communications	Senior Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues	$3,171	$3,084	$9,771	$9,648
Operating income	707	721	2,080	2,137
Interest expense	(116)	(104)	(336)	(304)
Interest income	17	7	45	22
Loss on early extinguishment of debt	(5)	—	(5)	—
Other items, net	3	—	9	(7)
Earnings from continuing operations before income taxes	606	624	1,793	1,848
Provision for income taxes	(172)	(145)	(479)	(524)
Equity in loss of investee companies, net of tax	(16)	(13)	(45)	(43)
Net earnings from continuing operations	418	466	1,269	1,281
Net earnings (loss) from discontinued operations, net of tax	174	12	(871)	93
Net earnings	$592	$478	$398	$1,374

Basic net earnings (loss) per common share:
Net earnings from continuing operations	$1.04	$1.05	$3.13	$2.84
Net earnings (loss) from discontinued operations	$.43	$.03	$(2.15)	$.21
Net earnings	$1.48	$1.08	$.98	$3.05

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$1.03	$1.04	$3.10	$2.82
Net earnings (loss) from discontinued operations	$.43	$.03	$(2.12)	$.20
Net earnings	$1.46	$1.07	$.97	$3.02

Weighted average number of common shares outstanding:
Basic	401	442	405	451
Diluted	406	446	410	455

Dividends per common share	$.18	$.18	$.54	$.48

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$144	$598
Receivables, net	3,598	3,314
Programming and other inventory	1,830	1,427
Prepaid expenses and other current assets	367	419
Current assets of discontinued operations	355	305
Total current assets	6,294	6,063
Property and equipment	3,001	2,935
Less accumulated depreciation and amortization	1,793	1,694
Net property and equipment	1,208	1,241
Programming and other inventory	2,814	2,439
Goodwill	4,891	4,864
Intangible assets	2,617	2,633
Other assets	2,745	2,707
Assets of discontinued operations	3,325	4,291
Total Assets	$23,894	$24,238

Liabilities and Stockholders’ Equity
Accounts payable	$233	$148
Participants’ share and royalties payable	997	1,024
Program rights	509	290
Commercial paper	590	450
Current portion of long-term debt	19	23
Accrued expenses and other current liabilities	1,550	1,618
Current liabilities of discontinued operations	154	155
Total current liabilities	4,052	3,708
Long-term debt	9,080	8,902
Other liabilities	5,302	5,488
Liabilities of discontinued operations	2,466	2,451
Stockholders’ Equity	2,994	3,689
Total Liabilities and Stockholders’ Equity	$23,894	$24,238

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Months Ended
	September 30,
	2017	2016
Operating Activities:
Net earnings	$398	$1,374
Less: Net earnings (loss) from discontinued operations, net of tax	(871)	93
Net earnings from continuing operations	1,269	1,281
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	166	168
Stock-based compensation	129	123
Equity in loss of investee companies, net of tax and distributions	45	48
Change in assets and liabilities, net of investing and financing activities	(674)	(503)
Net cash flow provided by operating activities from continuing operations	935	1,117
Net cash flow provided by operating activities from discontinued operations	52	189
Net cash flow provided by operating activities	987	1,306
Investing Activities:
Acquisitions (including acquired television library)	(258)	(51)
Capital expenditures	(112)	(111)
Investments in and advances to investee companies	(67)	(44)
Proceeds from sale of investments	10	—
Proceeds from dispositions	11	20
Other investing activities	17	7
Net cash flow used for investing activities from continuing operations	(399)	(179)
Net cash flow used for investing activities from discontinued operations	(18)	(2)
Net cash flow used for investing activities	(417)	(181)
Financing Activities:
Proceeds from short-term debt borrowings, net	140	33
Proceeds from issuance of senior notes	889	685
Repayment of senior notes and debentures	(701)	(199)
Proceeds from debt borrowings of CBS Radio	40	—
Repayment of debt borrowings of CBS Radio	(23)	—
Payment of capital lease obligations	(13)	(13)
Payment of contingent consideration	(7)	—
Dividends	(224)	(209)
Purchase of Company common stock	(1,111)	(1,534)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(89)	(57)
Proceeds from exercise of stock options	81	13
Excess tax benefit from stock-based compensation	—	13
Other financing activities	—	(1)
Net cash flow used for financing activities	(1,018)	(1,269)
Net decrease in cash and cash equivalents	(448)	(144)
Cash and cash equivalents at beginning of period (includes $24 (2017) and $6 (2016) of discontinued operations cash)	622	323
Cash and cash equivalents at end of period (includes $30 (2017) and $1 (2016) of discontinued operations cash)	$174	$179

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following table sets forth the Company’s Adjusted Operating Income for the nine months ended September 30, 2017 and 2016. The Company defines “Adjusted Operating Income” as operating income excluding restructuring charges and other operating items, net, each where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income.” The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board (“FASB”) guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry, and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings (loss) as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings (loss).

	Nine Months Ended September 30,
	2017	2016
Adjusted Operating Income	$2,080	$2,128
Other operating items, net	—	9
Operating income	2,080	2,137
Interest expense	(336)	(304)
Interest income	45	22
Loss on early extinguishment of debt	(5)	—
Other items, net	9	(7)
Earnings from continuing operations before income taxes	1,793	1,848
Provision for income taxes	(479)	(524)
Equity in loss of investee companies, net of tax	(45)	(43)
Net earnings from continuing operations	1,269	1,281
Net earnings (loss) from discontinued operations, net of tax	(871)	93
Net earnings	$398	$1,374

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow
The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net cash flow provided by operating activities	$49	$55	$987	$1,306
Capital expenditures	(44)	(42)	(112)	(111)
Exclude operating cash flow from discontinued operations	23	77	52	189
Free cash flow	$(18)	$(64)	$823	$1,006
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net cash flow provided by operating activities	$49	$55	$987	$1,306
Net cash flow used for investing activities	$(265)	$(39)	$(417)	$(181)
Net cash flow provided by (used for) financing activities	$211	$(13)	$(1,018)	$(1,269)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
2017 and 2016 Adjusted Results
The following tables reconcile adjusted financial results to their most directly comparable GAAP financial measures. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management; provides a clearer perspective on the underlying performance of the Company; and makes it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results.

	Three Months Ended September 30, 2017
	Reported	Extinguishment of Debt	Discrete Tax Item (a)	CBS Radio Adjustments (b)	Adjusted
Revenues	$3,171	$—	$—	$—	$3,171

Operating income	$707	$—	$—	$—	$707
Operating income margin (c)	22%				22%
Interest expense	(116)	—	—	—	(116)
Interest income	17	—	—	—	17
Loss on early extinguishment of debt	(5)	5	—	—	—
Other items, net	3	—	—	—	3
Earnings from continuing operations before income taxes	606	5	—	—	611
Provision for income taxes	(172)	(2)	—	—	(174)
Effective income tax rate	28.4%				28.5%

Equity in loss of investee companies, net of tax	(16)	—	—	—	(16)
Net earnings from continuing operations	418	3	—	—	421
Net earnings from discontinued operations, net of tax	174	—	(45)	(100)	29
Net earnings	$592	$3	$(45)	$(100)	$450
Diluted EPS from continuing operations	$1.03	$.01	$—	$—	$1.04
Diluted EPS	$1.46	$.01	$(.11)	$(.25)	$1.11
Diluted weighted average number of common shares outstanding	406				406
(a) Reflects a tax benefit from the resolution of a tax matter in a foreign jurisdiction relating to a previously disposed business.
(b) Reflects a noncash gain associated with a valuation allowance for CBS Radio’s carrying value. CBS Radio is classified as held for sale and in accordance with FASB Accounting Standards Codification (“ASC”) 360, the Company recorded a valuation allowance to adjust the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended September 30, 2016
	Reported	Discrete Tax Items (a)	Adjusted
Revenues	$3,084	$—	$3,084

Operating income	$721	$—	$721
Operating income margin (b)	23%		23%
Interest expense	(104)	—	(104)
Interest income	7	—	7
Earnings from continuing operations before income taxes	624	—	624
Provision for income taxes	(145)	(47)	(192)
Effective income tax rate	23.2%		30.8%

Equity in loss of investee companies, net of tax	(13)	—	(13)
Net earnings from continuing operations	466	(47)	419
Net earnings from discontinued operations, net of tax	12	36	48
Net earnings	$478	$(11)	$467
Diluted EPS from continuing operations	$1.04	$(.11)	$.94
Diluted EPS	$1.07	$(.02)	$1.05
Diluted weighted average number of common shares outstanding	446		446
(a) Reflects a one-time tax benefit of $47 million associated with a multiyear adjustment to a tax deduction, which was approved by the IRS during the third quarter of 2016, and a charge of $36 million in discontinued operations from the resolution of a tax matter in a foreign jurisdiction relating to a previously disposed business.
(b) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Nine Months Ended September 30, 2017
	Reported	Extinguishment of Debt	Discrete Tax Items (a)	CBS Radio Adjustments (b)	Adjusted
Revenues	$9,771	$—	$—	$—	$9,771

Operating income	$2,080	$—	$—	$—	$2,080
Operating income margin (c)	21%				21%
Interest expense	(336)	—	—	—	(336)
Interest income	45	—	—	—	45
Loss on early extinguishment of debt	(5)	5	—	—	—
Other items, net	9	—	—	—	9
Earnings from continuing operations before income taxes	1,793	5	—	—	1,798
Provision for income taxes	(479)	(2)	(22)	—	(503)
Effective income tax rate	26.7%				28.0%

Equity in loss of investee companies, net of tax	(45)	—	—	—	(45)
Net earnings from continuing operations	1,269	3	(22)	—	1,250
Net earnings (loss) from discontinued operations, net of tax	(871)	—	(45)	984	68
Net earnings	$398	$3	$(67)	$984	$1,318
Diluted EPS from continuing operations	$3.10	$.01	$(.05)	$—	$3.05
Diluted EPS	$.97	$.01	$(.16)	$2.40	$3.21
Diluted weighted average number of common shares outstanding	410				410
(a) Reflects a tax benefit of $22 million from the resolution of certain state income tax matters and a tax benefit of $45 million in discontinued operations from the resolution of a tax matter in a foreign jurisdiction relating to a previously disposed business.
(b) Reflects a noncash charge of $980 million associated with a valuation allowance for CBS Radio’s carrying value, and a restructuring charge of $7 million ($4 million, net of tax) at CBS Radio. CBS Radio is classified as held for sale and in accordance with ASC 360, the Company recorded a valuation allowance to adjust the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
.

	Nine Months Ended September 30, 2016
	Reported	Other Operating Items (a)	Discrete Tax Items (b)	Write-down of Investment (c)	Adjusted
Revenues	$9,648	$—	$—	$—	$9,648

Operating income	$2,137	$(9)	$—	$—	$2,128
Operating income margin (d)	22%				22%
Interest expense	(304)	—	—	—	(304)
Interest income	22	—	—	—	22
Other items, net	(7)	—	—	—	(7)
Earnings from continuing operations before income taxes	1,848	(9)	—	—	1,839
Provision for income taxes	(524)	4	(47)	—	(567)
Effective income tax rate	28.4%				30.8%

Equity in loss of investee companies, net of tax	(43)	—	—	6	(37)
Net earnings from continuing operations	1,281	(5)	(47)	6	1,235
Net earnings from discontinued operations, net of tax	93	—	36	—	129
Net earnings	$1,374	$(5)	$(11)	$6	$1,364
Diluted EPS from continuing operations	$2.82	$(.01)	$(.10)	$.01	$2.71
Diluted EPS	$3.02	$(.01)	$(.02)	$.01	$3.00
Diluted weighted average number of common shares outstanding	455				455
(a) Reflects a gain on the sale of an internet business in China and a multiyear, retroactive impact of a new operating tax.
(b) Reflects a one-time tax benefit of $47 million associated with a multiyear adjustment to a tax deduction, which was approved by the IRS during the third quarter of 2016, and a charge of $36 million in discontinued operations from the resolution of a tax matter in a foreign jurisdiction relating to a previously disposed business.
(c) Reflects the write-down of an international television joint venture to its fair value.
(d) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

CBS Radio Results

The following tables provide reported and adjusted results for CBS Radio, which has been presented as a discontinued operation of the Company for all periods presented, along with reconciliations of adjusted financial results to reported results. There were no adjustments to CBS Radio’s reported results for the three and nine months ended September 30, 2016.

	Three Months Ended September 30, 2017
	Reported	Valuation Allowance (a)	Adjusted
Revenues	$300	$—	$300

Operating income	$166	$(100)	$66
Interest expense	(21)	—	(21)
Earnings before income taxes	145	(100)	45
Provision for income taxes	(17)	—	(17)
Net earnings	$128	$(100)	$28

Three Months Ended September 30, 2016
Reported
Revenues	$317

Operating income	$77
Other items, net	2
Earnings before income taxes	79
Provision for income taxes	(31)
Net earnings	$48

	Nine Months Ended September 30, 2017
	Reported	Valuation Allowance (a)	Restructuring Charge (b)	Adjusted
Revenues	$856	$—	$—	$856

Operating income (loss)	$(810)	$980	$7	$177
Interest expense	(60)	—	—	(60)
Earnings (loss) before income taxes	(870)	980	7	117
Provision for income taxes	(47)	—	(3)	(50)
Net earnings (loss)	$(917)	$980	$4	$67

Nine Months Ended September 30, 2016
Reported
Revenues	$892

Operating income	$215
Other items, net	2
Earnings before income taxes	217
Provision for income taxes	(88)
Net earnings	$129
(a) Reflects a noncash (gain) loss associated with a valuation allowance for CBS Radio’s carrying value. CBS Radio is classified as held for sale and in accordance with ASC 360, the Company recorded a valuation allowance to adjust the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom.
(b) Reflects a restructuring charge for the reorganization of certain business operations.